                                                                    EXHIBIT 10.2

                              SEVERANCE AGREEMENT
                              -------------------

     THIS SEVERANCE AGREEMENT ("Agreement") by and between uBid, Inc., a Delaware corporation (the "Company") headquartered at 8550 West Bryn Mawr Avenue, Suite 220, Chicago, Illinois, CMGI, Inc., ("CMGI") a Delaware corporation headquartered at 100 Brickstone Square, Andover, Massachusetts and Gregory Jones (the "Executive"), residing at 366 Bluffs Edge Drive, Lake Forest, Illinois, is made as of February 21, 2001.

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that the Executive will play a critical role in the operations of the Company; and

     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Executive;

     NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the benefits set forth in this Agreement in the circumstances described below.

1.   Term of Agreement. The term of this Agreement shall be February 21, 2001 to
     -----------------
February 21, 2003 ("Retention Period"). Thereafter, this Agreement may be renewed by written agreement of the parties.

2.   Not A Guarantee of Employment.  The Executive acknowledges that this
     -----------------------------
Agreement does not constitute a guarantee of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating his employment. The Executive understands and acknowledges that he is an employee at will and that either he or the Company may terminate the employment relationship between them at any time and for any lawful reason.

3.   Severance Pay and Option Acceleration
     -------------------------------------

     (a)  In the Absence of a Change in Control
          -------------------------------------

     In the event that no Change in Control (as defined below) has occurred and the employment of the Executive is terminated by the Company for a reason other than for Cause (as defined below), then the Executive shall be eligible for severance pay in accordance with such policies as the Company's Board of Directors may establish from time to time, provided he executes a copy of the Company's standard severance agreement and release following his last day of employment with the Company. Such severance pay (which shall be paid only if the employment of the Executive is terminated by the Company for a reason other than for Cause, as defined below) shall amount to no less than the equivalent of six months' base wages, less applicable taxes and withholding, and shall be paid in installments, on a semi-monthly basis, in accordance with the Company's regular payroll practices.

     (b)  Following a Change in Control.
          -----------------------------

     In the event a Change in Control (as defined below) occurs and, thereafter, the employment of the Executive is terminated by the Company for a reason other than for Cause (as defined below), then the Executive shall be eligible for severance pay in accordance with such policies as the Company's Board of Directors may establish from time to time, provided he executes a copy of the Company's standard severance agreement and release following his last day of employment with the Company. Such severance pay (which shall be paid only if the employment of the Executive is terminated by the Company for a reason other than for Cause, as defined below) shall amount to no less than the equivalent of six months' base wages, less applicable taxes and withholding, and shall be paid in installments, on a semi-monthly basis, in accordance with the Company's regular payroll practices.

     Additionally, with respect to each outstanding option to purchase shares of common stock of the Company then held by the Executive, on the Executive's last day of employment, twenty-five (25) percent of any unvested portion of each stock option shall be accelerated such that the Executive shall be entitled to exercise the stock option (in accordance with the exercise terms and conditions set forth in the option agreement and/or plan pursuant to which such options were granted) to the same extent as he would have had the accelerated portion of the option vested in accordance with the schedule established in the applicable stock option grant.

4.   Guarantee of Payment.  In the event the Company fails to pay the sums
     ----------------------
described in section 3(a), CMGI shall, on behalf of the Company, within 10 days of receipt of written notice from the Executive, pay such overdue sums to the Executive, provided, however, that in no event shall CMGI be obligated to adopt a schedule of payments which is less beneficial to it than that which the Company and the Executive have established in section 3(a), and provided further that this guaranty (i) shall be capped at $1,000,000, (ii) shall terminate automatically upon the consummation of the initial public offering after the date hereof of securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (iii) shall be replaceable and terminable, at the sole option of CMGI, with an irrevocable letter of credit issued by an acceptable lending institution for the account of the Executive.

5.   Sole Remedy.   The payment to the Executive of the amounts payable under
     -----------
Section 3 (and applicable acceleration of options) along with payment of any accrued but unused vacation pay shall constitute the sole remedy of the Executive in the event of a termination of the Executive's employment by the Company.

6.   Definitions.   For purposes of this Agreement, the following terms shall
     -----------
have the following meanings:

(a) "Cause" shall mean a good faith finding by the Company of: (i) gross negligence or willful misconduct by the Executive in connection with the Executive's employment duties, (ii) failure by the Executive to perform his duties or responsibilities required pursuant to the Executive's employment after written notice and a 30-day opportunity to cure, (iii) mis-appropriation by the Executive for the Executive's personal use of the assets or business opportunities of the Company, or its affiliates, (iv) embezzlement or other financial fraud committed by the Executive, (v) the Executive knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the Executive's indictment for, conviction of, or entry of a plea of no contest with respect to, any felony.

(b) "Change in Control" shall mean the consummation of any of the following events during the Retention Period: (i) a sale, lease or disposition of all or substantially all of the assets of the Company, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain (in substantially the same percentages) beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of and interest in the successor entity or the entity that controls the successor entity; provided, however, that a "Change in
                                           --------  -------
Control" shall not include a sale, lease, transfer or other disposition of all or substantially all of the capital stock, assets, properties or business of the Company (by way of merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction) that involves the Company, on the one hand, and CMGI or any CMGI Subsidiary (as defined herein), on the other hand.

(c) "CMGI Subsidiary" shall mean any corporation or other entity that is controlled, directly or indirectly, by CMGI.

7. Miscellaneous.
   -------------

(a)  Notices.  Any notices delivered under this Agreement shall be deemed duly
     -------
     delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party. All notices to the Company shall also be addressed to the Company's General Counsel with a copy to the General Counsel of CMGI.

(b)  Pronouns.  Whenever the context may require, any pronouns used in this
     --------
     Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(c)  Entire Agreement.  This Agreement constitutes the entire agreement between
     ----------------
     the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

(d)  Amendment.  This Agreement may be amended or modified only by a written
     ---------
     instrument executed by both the Company and the Executive.

(e)  Governing Law.  This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the Commonwealth of Massachusetts. The Company and the Executive each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(f)  Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
     the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

(g)  Waivers.  No delay or omission by the Company in exercising any right under
     -------
     this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(h)  Captions.  The captions of the sections of this Agreement are for
     --------
     convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(i)  Severability.  In case any provision of this Agreement shall be invalid,
     ------------
     illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                                   * * * * *

     THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              uBid, Inc.


                              By:  /s/ Andrew J. Hajducky III
                                  ---------------------------

                              Title: Treasurer


                              CMGI, Inc.


                              By:  /s/ Andrew J. Hajducky III
                                  ---------------------------

                              Title: Executive Vice President, CFO and
                                     Treasurer


                              EXECUTIVE


                              /s/ Gregory Jones
                              ------------------

                              Gregory Jones